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                                     AUTOMOBILE PROTECTION CORPORATION - APCO
                            EXHIBIT 11 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                                     FORM 10-K
                                         DECEMBER 31, 1997, 1996 AND 1995


                                                       1997               1996               1995
                                                       ----               ----               ----

Weighted average number of
  issued shares each period                      10,760,000         10,078,000          6,722,000

Common stock equivalents,
 computed using treasury method                     824,000            902,000            666,000
                                              --------------    ---------------    ---------------

                                                 11,584,000         10,980,000          7,388,000
                                              ==============    ===============    ===============

Shares used in:
Basic EPS
                                                 10,760,000         10,078,000          6,722,000
Diluted EPS
                                                 11,584,000         10,980,000          7,388,000
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